EXHIBIT 99.1

J.JILL, INC. ANNOUNCES SECOND QUARTER 2022 RESULTS

Continued Disciplined Execution of Operating Model Drives Strong Profitability

Net Sales Growth of 0.7% and Comparable Sales Growth of 0.8% vs. Q2 FY2021

Gross Profit Growth of 2.9% and Gross Margin increase of 150bps vs. Q2 FY2021

Income from Operations grew 19.9% to $28.2M vs. Q2 FY2021

Quincy, MA – September 1, 2022 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the second quarter ended July 30, 2022.

Claire Spofford, President and Chief Executive Officer of J.Jill, Inc. stated, “We are pleased to have delivered a record quarter of Adjusted EBITDA while navigating a volatile consumer environment. Our results reflect the disciplined execution of our operating model focused on driving full price sales, regularly flowing newness, and managing expenses.”

Ms. Spofford, continued, “As we look to the remainder of the year, we plan to continue to execute against our initiatives including investing in our plans for long-term profitable growth while remaining prudent with our expectations related to the consumer. As part of our growth strategy, we are focused on modernizing the J.Jill brand to increase relevance with both new and loyal customers. We recently announced our ‘Welcome Everybody’ campaign focused on delivering an elevated shopping experience online and in stores, that celebrates the totality of all women. We remain confident in our ability to deliver against our objectives and expect to leverage the operating disciplines and stronger foundation we now have in place to continue to drive results.”

For the second quarter ended July 30, 2022:

•
Total net sales for the thirteen weeks ended July 30, 2022 were up 0.7% to $160.3 million compared to $159.2 million for the thirteen weeks ended July 31, 2021.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, increased by 0.8% for the second quarter of fiscal 2022.
•
Direct to consumer net sales were down 0.7% compared to the second quarter of fiscal 2021 and represented 45.7% of sales.
•
Gross profit was $112.5 million compared to $109.4 million in the second quarter of fiscal 2021. Gross margin was 70.1% compared to 68.7% in the second quarter of fiscal 2021. The year over year gross margin increase was driven by strong full price selling and reduced promotions which more than offset approximately 140bps of freight expense due to supply chain disruption which began in the third quarter of fiscal 2021.
•
SG&A was $84.3 million compared to $85.8 million in the second quarter of fiscal 2021. In comparing the second quarter of fiscal 2022 to fiscal 2021, SG&A benefited from $0.6 million of lower non-recurring and other one-time expenses. Excluding the non-recurring and other one-time costs from both periods, SG&A as a percentage of total net sales was 52.6% compared to 53.5% in the second quarter of fiscal 2021.
•
Income from Operations was $28.2 million compared to $23.5 million in the second quarter of fiscal 2021. Adjusted Income from Operations*, which excludes non-recurring items and adjustments for costs to exit retail stores was $28.2 million compared to $24.1 million in the second quarter of fiscal 2021.
•
Interest expense was $4.5 million compared to $4.7 million in the second quarter of fiscal 2021.

•
During the second quarter of fiscal 2022, the Company recorded an income tax provision of $5.9 million compared to $4.4 million in the second quarter of fiscal 2021 and the effective tax rate was 24.9% compared to (22.0%) in the second quarter of fiscal 2021.
•
Net Income was $17.8 million compared to Net Loss of $24.6 million in the second quarter of fiscal 2021 which included $39.0 million related to the fair value adjustment of the warrants and the Priming Loan embedded derivative for the thirteen weeks ended July 31, 2021.
•
Net Income per Diluted Share was $1.25 compared to a Net Loss of $1.98 in the second quarter of fiscal 2021 including the impact of non-recurring items. Excluding the impact of these items, Adjusted Net Income per Diluted Share* in the second quarter of fiscal 2022 was $1.24 compared to $0.93 in the second quarter of fiscal 2021.
•
Adjusted EBITDA* for the second quarter of fiscal 2022 was $35.6 million compared to $32.7 million in the second quarter of fiscal 2021. Adjusted EBITDA margin* for the second quarter of fiscal 2022 was 22.2% compared to 20.5% in the second quarter of fiscal 2021.
•
The Company closed 2 stores in the second quarter of fiscal 2022 and ended the quarter with 247 stores.

For the twenty-six weeks ended July 30, 2022:

•
Total net sales were up 10.1% to $317.4 million compared to $288.3 million for the twenty-six weeks ended July 31, 2021. Sales for the twenty-six weeks ended July 30, 2022 benefited from an increase in Retail customer traffic as well as strong full-price sales and lower levels of promotions.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, increased by 11.1% for the twenty-six weeks ended July 30, 2022.
•
Direct to consumer net sales were down 1.3% over 2021 and represented 46.0% of total net sales, compared to 51.3% in the twenty-six weeks ended July 31, 2021.
•
Gross profit was $221.9 million compared to $197.2 million in the twenty-six weeks ended July 31, 2021. Gross margin was 69.9% compared to 68.4% in the twenty-six weeks ended July 31, 2021. The year over year gross margin increase was driven by strong full price selling.
•
SG&A was $169.9 million compared to $165.0 million for the twenty-six weeks ended July 31, 2021 . In comparing the twenty-six weeks ended July 30, 2022 to the twenty-six weeks ended July 31, 2021, SG&A benefited from $0.9 million of lower non-recurring and other one-time expenses. Excluding the non-recurring and other one-time costs from both periods, SG&A as a percentage of total net sales was 53.6% compared to 57.0% in the twenty-six weeks ended July 31, 2021.
•
Income from Operations was $52.1 million compared to $32.2 million in the twenty-six weeks ended July 31, 2021. Adjusted Income from Operations*, which excludes the non-recurring items and impairment charges, was $51.9 million compared to Adjusted Income from Operations* of $33.0 million in the twenty-six weeks ended July 31, 2021. For the twenty-six weeks ended July 30, 2022 the Company incurred $0.1 million of impairment charges.
•
Interest expense was $8.9 million compared to $9.6 million in the twenty-six weeks ended July 31, 2021.
•
During the twenty-six weeks ended July 30, 2022, the Company recorded an income tax provision of $10.9 million compared to $5.8 million in the twenty-six weeks ended July 31, 2021, and the effective tax rate was 25.3% compared to (15.7%) in the twenty-six weeks ended July 31, 2021.
•
Net Income was $32.2 million compared to a Net Loss of $43.0 million which included $59.8 million related to the fair value adjustment of the warrants and the Priming Loan embedded derivative for the twenty-six weeks ended July 31, 2021.

•
Net Income per Diluted Share was $2.27 compared to a Net Loss of $3.88 in the twenty-six weeks ended July 31, 2021 including the impact of non-recurring items. Excluding the impact of these items, Adjusted Net Income per Diluted Share* in the twenty-six weeks ended July 30, 2022 was $2.26 compared to $1.17 in the twenty-six weeks ended July 31, 2021.
•
Adjusted EBITDA* for the twenty-six weeks ended July 30, 2022 was $66.9 million compared to $49.6 million in the twenty-six weeks ended July 31, 2021.
•
The Company closed 6 stores in the twenty-six weeks ended July 30, 2022 and ended the period with 247 stores.

Balance Sheet Highlights

•
Cash flow from operations for the twenty-six weeks ended July 30, 2022 was $35.5 million compared to $27.9 million in the twenty-six weeks ended July 31, 2021. The Company ended the second quarter of fiscal 2022 with a cash balance of $61.9 million.
•
Inventory at the end of the second quarter of fiscal 2022 was $54.4 million compared to $48.5 million at the end of the second quarter of fiscal 2021. The 12.2% increase compared to the prior year was primarily driven by elevated levels of in-transit to improve on-time deliveries of product despite continuing supply chain disruption.
•
The company continues to explore options to refinance its existing term loan credit facility.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income” for more information.

Outlook

For the third quarter of fiscal 2022, the Company expects revenues to be flat to down 3.0% compared to the third quarter of fiscal 2021, and for Adjusted EBITDA to be in the range of $21.0 million and $23.0 million.

For fiscal 2022, the Company now expects total capital expenditures of about $15.0 million and to close net 10 to 14 stores, including the opening of up to 2 new stores late in the fourth quarter.

Conference Call Information

A conference call to discuss second quarter 2022 results is scheduled for today, September 1, 2022, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (888) 330-3391 or (646) 960-0845 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 2289963 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 770-2030 or (647) 362-9199. The pin number to access the telephone replay is 2289963. The telephone replay will be available until Thursday, September 08, 2022.

About J.Jill, Inc.

J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through 247 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•
Adjusted EBITDA, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, impairments of goodwill, intangible assets and other long-lived assets, fair value adjustments of warrants and derivatives and other non-recurring expenses and one-time items. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results.
•
Adjusted Income (Loss) from Operations, which represents operating income (loss) plus impairments of goodwill, intangible assets and other long-lived assets and other non-recurring expense and one-time items. We present Adjusted Income (Loss) from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income (Loss), which represents net income (loss) plus impairments of goodwill, intangible assets and other long-lived assets, fair value adjustments of warrants and derivatives and other non-recurring expenses and one-time items. We present Adjusted Net Income (Loss) because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income per Diluted Share (“Adjusted Diluted EPS”) represents Adjusted Net Income (Loss) divided by the number of fully diluted shares outstanding. Adjusted Diluted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS should not be considered alternatives to, or substitutes for, Net Income (Loss) or EPS, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS to Net Income (Loss) and EPS, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA and Adjusted Net Income (Loss) as well as Reconciliation of GAAP Operating Income (Loss) to Adjusted Income (Loss) from Operations” and not rely solely on Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss), Adjusted Diluted EPS or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include statements under “Outlook” and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets; the impact of the COVID-19 epidemic on the Company and the economy as a whole; post-pandemic changes in customer behavior and the timeline of economic recovery; and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 29, 2022. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	July 30, 2022	July 31, 2021
Net sales	$160,343	$159,236
Costs of goods sold	47,869	49,883
Gross profit	112,474	109,353
Selling, general and administrative expenses	84,281	85,846
Operating income	28,193	23,507
Fair value adjustment of derivative	—	625
Fair value adjustment of warrants - related party (a)	—	38,338
Interest expense	3,547	4,217
Interest expense, net - related party	929	529
Income (loss) before provision for income taxes	23,717	(20,202)
Income tax provision	5,912	4,446
Net income (loss) and total comprehensive income (loss)	$17,805	$(24,648)
Net income (loss) per common share attributable to common shareholders
Basic	$1.28	$(1.98)
Diluted	$1.25	$(1.98)
Weighted average number of common shares outstanding
Basic	13,930,366	12,450,351
Diluted	14,252,429	12,450,351

(a)
The fair value adjustment of warrants due to the increase in J.Jill’s stock price from January 30, 2021 to May 31,2021.

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Twenty-Six Weeks Ended
	July 30, 2022	July 31, 2021
Net sales	$317,412	$288,322
Costs of goods sold	95,475	91,143
Gross profit	221,937	197,179
Selling, general and administrative expenses	169,859	164,985
Operating income	52,078	32,194
Fair value adjustment of derivative	—	2,775
Fair value adjustment of warrants - related party (a)	—	56,984
Interest expense, net	7,205	8,563
Interest expense, net - related party	1,731	990
Income (loss) before provision for income taxes	43,142	(37,118)
Income tax provision	10,922	5,838
Net income (loss) and total comprehensive income (loss)	$32,220	$(42,956)
Net loss per common share attributable to common shareholders:
Basic	$2.32	$(3.88)
Diluted	$2.27	$(3.88)
Weighted average number of common shares outstanding:
Basic	13,902,457	11,058,351
Diluted	14,211,768	11,058,351

(a)
The fair value adjustment of warrants due to the increase in J.Jill’s stock price from January 30, 2021 to May 31,2021.

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	July 30, 2022	January 29, 2022
Assets
Current assets:
Cash and cash equivalents	$61,856	$35,957
Accounts receivable	4,090	5,811
Inventories, net	54,383	56,024
Prepaid expenses and other current assets	25,608	25,456
Total current assets	145,937	123,248
Property and equipment, net	50,427	57,329
Intangible assets, net	76,949	80,711
Goodwill	59,697	59,697
Operating lease assets, net	127,165	130,744
Other assets	97	120
Total assets	$460,272	$451,849
Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$40,184	$49,924
Accrued expenses and other current liabilities	45,584	48,853
Current portion of long-term debt	2,739	7,692
Current portion of operating lease liabilities	34,667	32,276
Total current liabilities	123,174	138,745
Long-term debt, net of discount and current portion	196,009	196,511
Long-term debt, net of discount and current portion - related party	7,336	5,605
Deferred income taxes	10,704	10,704
Operating lease liabilities, net of current portion	133,295	143,207
Other liabilities	1,535	1,731
Total liabilities	472,053	496,503
Commitments and contingencies
Shareholders’ Deficit
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 10,148,504 and 10,001,422 shares issued and outstanding at July 30, 2022 and January 29, 2022, respectively	102	100
Additional paid-in capital	210,398	209,747
Accumulated deficit	(222,281)	(254,501)
Total shareholders’ deficit	(11,781)	(44,654)
Total liabilities and shareholders’ deficit	$460,272	$451,849

J.Jill, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	July 30, 2022	July 31, 2021
Net income (loss)	$17,805	$(24,648)
Fair value adjustment of derivative	—	625
Fair value adjustment of warrants - related party (a)	—	38,338
Interest expense, net	3,547	4,217
Interest expense, net - related party	929	529
Income tax provision	5,912	4,446
Depreciation and amortization	6,331	7,295
Equity-based compensation expense (b)	976	649
Write-off of property and equipment (c)	71	630
Adjustment for costs to exit retail stores (d)	(3)	9
Other non-recurring items (e)	4	616
Adjusted EBITDA	$35,572	$32,706
Net sales	$160,343	$159,236
Adjusted EBITDA margin	22.2%	20.5%

	For the Twenty-Six Weeks Ended
	July 30, 2022	July 31, 2021

Net income (loss)	$32,220	(42,956)
Fair value adjustment of derivative	-	2,775
Fair value adjustment of warrants - related party (a)	-	56,984
Interest expense, net	7,205	8,563
Interest expense, net - related party	1,731	990
Income tax provision	10,922	5,838
Depreciation and amortization	13,044	14,871
Equity-based compensation expense (b)	1,718	1,092
Write-off of property and equipment (c)	163	716
Adjustment for costs to exit retail stores (d)	(246)	(710)
Impairment of long lived assets (f)	108	—
Other non-recurring items (e)	4	1,468
Adjusted EBITDA	$66,869	$49,631
Net sales	$317,412	$288,322
Adjusted EBITDA margin	21.1%	17.2%

(a)
The fair value adjustment of warrants due to the increase in J.Jill’s stock price through May 31, 2021.
(b)
Represents expenses associated with equity incentive instruments granted to our management and board of directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(c)
Represents the net gain or loss on the disposal of fixed assets.
(d)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(e)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.
(f)
Represents impairment of long-lived assets related to leasehold improvements.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	July 30, 2022	July 31, 2021

Operating income	$28,193	$23,507
Adjustment for costs to exit retail stores (a)	(3)	9
Other non-recurring items (c)	4	616
Adjusted income from operations	$28,194	$24,132

	For the Twenty-Six Weeks Ended
	July 30, 2022	July 31, 2021

Operating income	$52,078	$32,194
Adjustment for costs to exit retail stores (a)	(246)	(710)
Impairment of long-lived assets (b)	108	—
Other non-recurring items (c)	4	1,468
Adjusted income from operations	$51,944	$32,952

(a)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(b)
Represents impairment of long-lived assets related to leasehold improvements.
(c)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.

J.Jill, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	July 30, 2022	July 31, 2021
Net income (loss) and total comprehensive income (loss)	$17,805	$(24,648)
Add: Income tax provision	5,912	4,446
Income (loss) before provision for income tax	23,717	(20,202)
Add: Fair value adjustment of derivative	—	625
Add: Fair value adjustment of warrants - related party (a)	—	38,338
Add: Adjustment for costs to exit retail stores (b)	(3)	9
Add: Other non-recurring items (d)	4	616
Adjusted income before income tax provision	23,718	19,386
Less: Adjusted tax provision (e)	6,024	6,242
Adjusted net income	$17,694	$13,144

Adjusted net income per share attributable to common shareholders
Basic	$1.27	$1.06
Diluted	$1.24	$0.93
Weighted average number of common shares
Basic	13,930,366	12,450,351
Diluted	14,252,429	14,092,520

	For the Twenty-Six Weeks Ended
	July 30, 2022	July 31, 2021
Net income (loss) and total comprehensive income (loss)	$32,220	$(42,956)
Add: Income tax provision	10,922	5,838
Income (loss) before provision for income tax	43,142	(37,118)
Add: Fair value adjustment of derivative	—	2,775
Add: Fair value adjustment of warrants - related party (a)	—	56,984
Add: Adjustment for costs to exit retail stores (b)	(246)	(710)
Add: Impairment of long-lived assets (c)	108	—
Add: Other non-recurring items (d)	4	1,468
Adjusted income before income tax provision	43,008	23,399
Less: Adjusted tax provision(e)	10,924	7,534
Adjusted net income	$32,084	$15,865

Adjusted net income per share attributable to common shareholders
Basic	$2.31	$1.43
Diluted	$2.26	$1.17
Weighted average number of common shares
Basic	13,902,457	11,058,351
Diluted	14,211,768	13,586,297
(a)
The fair value adjustment of warrants due to the increase in J.Jill’s stock price through May 31, 2021.
(b)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(c)
Represents impairment of long-lived assets related to leasehold improvements.
(d)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.
(e)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 25.4% for the second quarter of fiscal 2022 and 32.2% for the second quarter of fiscal 2021 to the adjusted income before income tax provision.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Ariel Kouvaras

Sloane & Company

akouvaras@sloanepr.com

973-897-6241

Brand Media:

Meredith Schwenk

J.Jill, Inc.

media@jjill.com

617-376-4399